CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-257981) of Rapid Micro Biosystems, Inc. of our report dated March 10, 2023 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 10, 2023
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